EXHIBIT 10.15

INVESTORS CAPITAL HOLDINGS, LTD.

FINRA Form SL – 31D

SUBORDINATED LOAN AGREEMENT

THIS AGREEMENT is entered into this 8th day of March 2013, between

Pershing LLC (the “Lender”) and Investors Capital Corporation (the “Broker/Dealer”).  This Agreement shall not be effective or deemed to constitute a satisfactory subordination agreement under Appendix D to Rule 15c3-1 under the Securities Exchange Act of 1934, as amended (the “Act” or “SEA”), unless and until the Financial Industry Regulatory Authority (“FINRA”) has found the Agreement acceptable as to form and content.

1. GENERAL

(a) Subject to the terms and conditions hereinafter set forth, the Broker/Dealer promises to pay to the Lender or assigns, on January 31, 2016 (the "Scheduled Maturity Date") (at least 1 year from the date of this Agreement and for a(n initial) term of three year(s)) at the principal office of the Broker/Dealer, $2,000,000.00  and interest thereon payable quarterly  at a rate of prime plus 5 % per annum from the date hereof.

(b) The proceeds hereof shall be dealt with in all respects as capital of the Broker/Dealer, shall be subject to the risks of its business, and the Broker/Dealer shall have the right to deposit the proceeds hereof in an account or accounts in the Broker/Dealer’s name in any bank or trust company.

(c) This document contains several provisions which are optional and may be included in this Agreement if the parties mutually agree to incorporate such provisions.  Each such provision is flagged by [OPTIONAL] appearing at the conclusion of its heading. The space to the left of each such provision enables the parties to indicate, by entering the word “Included”, to incorporate the particular provision(s).  Any provision noted as [OPTIONAL] that has the word “Excluded” in the space to the left of such provision or lacks any appropriate indication for inclusion, by default, will not be included in this Agreement.    In addition, paragraph 25 of this Agreement (“Optional Rider”), if incorporated by the parties, presents a vehicle for the parties to add their own provisions to this Agreement, subject to the terms and conditions there stated.

2.SUBORDINATION OF OBLIGATIONS

The Lender irrevocably agrees that the obligations of the Broker/Dealer under this Agreement with respect to the payment of principal and interest are and shall be fully and irrevocably subordinate in right of payment and subject to the prior payment or provision for payment in full of all claims of all other present and future creditors of the Broker/Dealer whose claims are not similarly subordinated (claims hereunder shall rank pari passu with claims similarly subordinated) and to claims which are now or hereafter expressly stated in the instruments creating such claims to be senior in right of payment to the claims of the class of this claim arising out of any matter occurring prior to the date on which the Broker/Dealer’s obligation to make such payment matures consistent with the provisions hereof.  In the event of the appointment of a receiver or trustee of the Broker/Dealer or in the event of its insolvency, liquidation pursuant to the Securities Investor Protection Act of 1970 (“SIPA”) or otherwise, its bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the Broker/Dealer, the holder hereof shall not be entitled to participate or share, ratably or otherwise, in the distribution of the assets of the Broker/Dealer until all claims of all other present and future creditors of the Broker/Dealer, whose claims are senior hereto, have been fully satisfied, or adequate provision has been made therefor.

3.SUSPENDED REPAYMENT

(a) The Broker/Dealer’s obligation to pay the principal amount hereof on the Scheduled Maturity Date or any accelerated maturity date shall be suspended and the obligation shall not mature for any period of time during which, after giving effect to such payment  obligation (together with the payment of any other obligation of the Broker/Dealer under any other subordination agreement payable at or prior to the payment hereof as well as the return of any Secured Demand Note and the Collateral therefor held by the Broker/Dealer and returnable at or prior to the payment hereof), any of the following circumstances apply at the time payment is to be made:

(i)      in the event that the Broker/Dealer is not operating pursuant to the alternative net capital requirement provided for in paragraph (a)(1)(ii) of Rule 15c3-1 (the “Rule”) under the Act, the aggregate indebtedness of the Broker/Dealer would exceed 1200 percent of its net capital as those terms are defined in the Rule or any successor rule in effect, or such other percent as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the Securities and Exchange Commission (the “SEC”), or

(ii)    in the event that the Broker/Dealer is operating pursuant to paragraph (a)(1)(ii) of the Rule (the “Alternative Net Capital Requirement”), the net capital of the Broker/Dealer would be less than 5 percent (or such other percent as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules,  or by the SEC) of aggregate debit items computed in accordance with Exhibit A to Rule 15c3-3 under the Act or any successor rule in effect, or

(iii)  the Broker/Dealer’s net capital, as defined in the Rule or any successor rule in effect, would be less than 120 percent (or such other percent as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC) of the minimum dollar amount required by the Rule as in effect at such time (or such other dollar amount as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules,  or by the SEC), or

(iv)    in the event that the Broker/Dealer is subject to the provisions of Paragraph (a)(6)(v) or (c)(2)(x)(C) of the Rule, the net capital of the Broker/Dealer would be less than the amount required to satisfy the 1000 percent test (or such other percent test as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules,  or by the SEC) stated in such applicable paragraph, or

(v)      in the event that the Broker/Dealer is registered under the Commodity Exchange Act (the “CEA”), the net capital of the Broker/Dealer (as defined in and calculated in accordance with the CEA or the regulations thereunder) would be less than the percent or amount specified in Section 1.17(h)(2)(viii) of the regulations of the Commodity Futures Trading Commission (“CFTC”) or any successor regulation in effect

(the above criteria being herein after referred to as the “Applicable Minimum Capital”).

(b) During any such period of suspension the Broker/Dealer shall, as consistent  with the protection of its customers, promptly reduce its business to a condition whereby the principal amount hereof with accrued interest thereon could be paid (together with the payment of any other obligation of the Broker/Dealer under any other subordination agreement payable at or prior to the payment hereof as well as the return of any Secured Demand Note and the Collateral therefor held by the Broker/Dealer and returnable at or prior to the payment hereof) without the Broker/Dealer’s net capital being below the Applicable Minimum Capital, at which time the Broker/Dealer shall repay the principal amount hereof plus accrued interest thereon on not less than five days’ prior written notice to FINRA.

(c) The aggregate principal amount outstanding pursuant to this Agreement shall mature on the first day at which under this paragraph 3 the Broker/Dealer has an obligation to pay the principal amount hereof.

(d) If payment is made of all or any part of the principal hereof on the Scheduled Maturity Date or any accelerated maturity date and if immediately after any such payment the Broker/Dealer’s net capital is less than the Applicable Minimum Capital, the Lender agrees irrevocably (whether or not such Lender had any knowledge or notice of such fact at the time of any such payment) to repay to the Broker/Dealer, its successors or assigns, the sum so paid, to be held by the Broker/Dealer pursuant to the provisions hereof as if such payment had never been made; provided, however, that any demand by the Broker/Dealer to recover such payment must be made in writing to the Lender, a copy of which must be provided to FINRA, within 120 calendar days from the date of such payment.

(e) The Broker/Dealer shall immediately notify FINRA of any suspension of its obligations to pay the principal amount hereof.

4.LIQUIDATION OF BROKER/DEALER IF SUSPENDED FOR 6 MONTHS OR MORE [OPTIONAL]

If pursuant to the terms of paragraph 3 hereof, the Broker/Dealer’s obligation to pay the principal amount hereof is suspended and does not mature, the Broker/Dealer agrees (and the Lender recognizes) that if its obligation to pay the principal amount hereof is ever suspended for a period of six months or more, it will promptly take whatever steps are necessary to effect a rapid and orderly complete liquidation of its business but the right of the Lender to receive payment hereunder shall remain subordinate as herein above set forth.

5.PERMISSIVE PREPAYMENT [OPTIONAL]

(a) With the prior written approval of FINRA, the Broker/Dealer may, at its option, but not at the option of the Lender, make a payment of all or any portion of the principal amount hereof to the Lender prior to the Scheduled Maturity Date (hereinafter referred to as a “Prepayment”) at any time subsequent to one year from the effective date of this Agreement.  However, no Prepayment shall be made if, after giving effect thereto (and to all other payments of principal of outstanding subordination agreements of the Broker/Dealer, including the return of any Secured Demand Note and the Collateral therefor held by the Broker/Dealer, the maturity or accelerated maturity of which are scheduled to occur within six months after the date such Prepayment is to occur pursuant to the provisions of this paragraph, or on or prior to the Scheduled Maturity Date for payment of the principal amount hereof disregarding this paragraph, whichever date is earlier) without reference to any projected profit or loss of the Broker/Dealer, any of the following circumstances apply at the time Prepayment is to be made:

(i)      in the event that the Broker/Dealer is not operating pursuant to the Alternative Net Capital Requirement, the aggregate indebtedness of the Broker/Dealer would exceed 1000 percent of its net capital as those terms are defined in the Rule or any successor rule in effect (or such other percent as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC), or

(ii)    in the event that the Broker/Dealer is operating pursuant to the Alternative Net Capital Requirement, the net capital of the Broker/Dealer would be less than 5 percent (or such other percent as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC) of aggregate debit items computed in accordance with Exhibit A to Rule 15c3-3 under the Act or any successor rule in effect, or

(iii)  the Broker/Dealer’s net capital, as defined in the Rule or any successor rule in effect, would be less than 120 percent (or such other percent as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC) of the minimum dollar amount required by the Rule as in effect at such time (or such other dollar amount as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC), or

(iv)    in the event that the Broker/Dealer is subject to the provisions of paragraph (a)(6)(v) or (c)(2)(x)(C) of the Rule, the net capital of the Broker/Dealer would be less than the amount required to satisfy the 1000 percent test (or such other percent test as may be made applicable to the Broker/Dealer by FINRA, pursuant to its rules, or by the SEC) stated in such applicable paragraph, or

(v)      in the event that the Broker/Dealer is registered under the Commodity Exchange Act (the “CEA”), the net capital of the Broker/Dealer (as defined in and calculated in accordance with the CEA or the regulations thereunder) would be less than the percent or amount specified in Section 1.17(h)(2)(vii)(A) of the regulations of the CFTC or any successor regulation in effect.

(b) If Prepayment is made of all or any part of the principal hereof prior to the Scheduled Maturity Date and if immediately after such Prepayment the Broker/Dealer’s net capital is less than the amount required to permit such Prepayment pursuant to the foregoing provisions of this paragraph, the Lender agrees irrevocably (whether or not such Lender had any knowledge or notice of such fact at the time of such Prepayment) to repay the Broker/Dealer, its successors or assigns, the sum so paid to be held by the Broker/Dealer pursuant to the provisions hereof as if such Prepayment had never been made; provided, however, that any demand by the Broker/Dealer to recover such Prepayment must be made in writing to the Lender, a copy of which must be provided to FINRA, within 120 calendar days from the date of such Prepayment.

6.            LENDER’S RIGHT TO ACCELERATE MATURITY [OPTIONAL]

Subject to the provisions of paragraph 3 hereof, by written notice delivered to the Broker/Dealer at its principal office and to FINRA given no sooner than six months from the date hereof, the Lender may accelerate payment to the last business day of a calendar month not less than six months after the receipt of such notice by both the Broker/Dealer and FINRA, but the right of the Lender to receive payment of the principal amount hereof and interest shall remain subordinate as hereinafter provided.

                               7.                           ACCELERATED MATURITY UPON THE OCCURRENCE OF AN EVENT OF ACCELERATION [OPTIONAL]

(a) By prior written notice to the Broker/Dealer at its principal office and to FINRA upon the occurrence of any Event of Acceleration (as herein after defined), given no sooner than six months from the effective date of this Agreement, the Lender may  accelerate the maturity of the payment obligation of the Broker/Dealer under this Agreement, together with accrued interest or compensation thereon, to the last business day of a calendar month which is not less than six months after notice of acceleration is received by the Broker/Dealer and FINRA.  The right of the Lender to receive payment, together with accrued interest or compensation thereon, shall remain subordinate as herein above set forth.

(b) If, upon the acceleration of maturity resulting from the occurrence of an Event of Acceleration, the payment obligation of the Broker/Dealer is suspended pursuant to paragraph 3 hereof, and liquidation of the Broker/Dealer has not commenced on or prior to such accelerated maturity date, then notwithstanding paragraph 3 hereof, the payment obligation of the Broker/Dealer with respect to this Agreement shall mature on the day immediately following such accelerated maturity date and in any such event the payment obligations of the Broker/Dealer with respect to all other subordination agreements then outstanding shall also mature at the same time.  The right of the Lender to receive payment, together with accrued interest or compensation thereon, shall remain subordinate as herein above set forth.

(c) Events of Acceleration which may be included in a subordination agreement are limited by paragraph (b)(10)(i) of Appendix D to the Rule and are limited to:

(i)	Failure to pay interest or any installment of principal on a subordination agreement as scheduled;
(ii)	Failure to pay when due other money obligations of a specified material amount;
(iii)

Discovery that any material, specified representation or warranty of the broker or dealer which is included in the subordination agreement and on which the subordination agreement was based or continued was inaccurate in a material respect at the time made;

(iv)

Any specified and clearly measurable event which is included in the subordination agreement and which the lender and the broker or dealer agree (1) is a significant indication that the financial position of the broker or dealer has changed materially and adversely from agreed upon specified norms; or (2) could materially and adversely affect the ability of the broker or dealer to conduct its business as conducted on the date the subordination agreement was made; or (3) is a significant change in the senior management of the broker or dealer or in the general business conducted by the broker or dealer from that which obtained on the date the subordination agreement became effective;

(v)

Any continued failure to perform agreed covenants included in the subordination agreement relating to the conduct of the business of the broker or dealer or relating to the maintenance and reporting of its financial position.

(d) The Events of Acceleration included in this Agreement are as follows:

          All events described in section ( c) (( i ) through (v)) above.

                               8.                           ACCELERATED MATURITY UPON THE OCCURRENCE OF AN EVENT OF DEFAULT [OPTIONAL]

(a) Notwithstanding the provisions of paragraph 3 hereof, if liquidation of the business of the Broker/Dealer has not already commenced, the payment obligation of the Broker/Dealer under this Agreement shall mature, together with accrued interest or compensation thereon, upon the occurrence of an Event of Default (as herein after defined).  The date on which such Event of Default occurs shall, if liquidation of the broker or dealer has not already commenced, be the date on which the payment obligations of the Broker/Dealer with respect to all other subordination agreements then outstanding shall mature but the right of the Lender to receive payment, together with accrued interest or compensation, shall remain subordinate as herein above set forth.

            (b) Events of Default which may be included in a subordination agreement are limited by paragraph (b)(10)(ii) of Appendix D to the Rule and are limited to:

(i)

The making of an application by the Securities Investor Protection Corporation for a decree adjudicating that customers of the broker or dealer are in need of protection under the SIPA and the failure of the broker or dealer to obtain the dismissal of such application within 30 days;

(ii)

The aggregate indebtedness of the broker or dealer exceeding 1500 percent of its net capital or, in the case of a broker or dealer that has elected to operate under paragraph (a)(1)(ii) of the Rule, its net capital computed in accordance therewith is less than 2 percent of its aggregate debit items computed in accordance with Exhibit A to Rule 15c3-3 under the Act or, if registered as a futures commission merchant, 4 percent of the funds required to be segregated pursuant to the CEA and the regulations thereunder (less the market value of commodity options purchased by option customers on or subject to the rules of a contract market, each such deduction not to exceed the amount of funds in the option customer’s account), if greater, throughout a period of 15 consecutive business days, commencing on the day the broker or dealer first determines and notifies the Examining Authority for the broker or dealer, or the Examining Authority or the Commission first determines and notifies the broker or dealer of such fact;

(iii)	The Commission shall revoke the registration of the broker or dealer;
(iv)	The Examining Authority shall suspend (and not reinstate within 10 days) or revoke the broker’s or dealer’s status as a member thereof;
(v)

Any receivership, insolvency, liquidation pursuant to the SIPA or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the broker or dealer.

            (c) The Events of Default included in this Agreement are as follows:

                 All events described in section (8) ( b) ( i through v) above.

                               9.                           LIQUIDATION OF BROKER/DEALER UPON THE OCCURRENCE OF AN EVENT OF DEFAULT [OPTIONAL]

If liquidation of the business of the Broker/Dealer has not already commenced, the rapid and orderly liquidation of the business of the Broker/Dealer shall then commence upon the happening of an Event of Default (defined in paragraph 8 of this Agreement.)

10.            ACCELERATION IN EVENT OF INSOLVENCY

Notwithstanding the provisions of paragraph 3 hereof, the Broker/Dealer’s obligation to pay the unpaid principal amount hereof shall forthwith mature, together with interest accrued thereon, in the event of any receivership, insolvency, liquidation pursuant to SIPA or otherwise, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the Broker/Dealer; but payment of the same shall remain subordinate as herein above set forth.

11.            EFFECT OF DEFAULT

Default in any payment hereunder, including the payment of interest, shall not accelerate the maturity hereof except as herein specifically provided, and the obligation to make payment shall remain subordinate as herein above set forth.

12.            NOTICE OF MATURITY OR ACCELERATED MATURITY

The Broker/Dealer shall, in addition to any other notice required pursuant to this Agreement, immediately notify FINRA if:

            (a) any acceleration of maturity occurs pursuant to the this Agreement; or

            (b) after giving effect to all Payments of Payment Obligations (as such terms are defined in (a)(2)(iv) of Appendix D of the Rule) under subordination agreements then outstanding that are then due or mature within the following six months without reference to any projected profit or loss of the broker or dealer, the net capital of the Broker/Dealer would be less than the Applicable Minimum Capital (as that term and criteria is defined in paragraph 3 of this Agreement.)

13.            NON-LIABILITY OF FINRA

The Lender irrevocably agrees that the loan evidenced hereby is not being made in reliance upon the standing of the Broker/Dealer as a member of FINRA or upon FINRA’s surveillance of the Broker/Dealer’s financial position or its compliance with the By-Laws, rules and practices of FINRA.  The Lender has made such investigation of the Broker/Dealer and its partners, officers, directors, stockholders and other principals, from sources other than FINRA, as the Lender deems necessary and appropriate under the circumstances.  The Lender is not relying upon FINRA to provide, or cause to be provided, any information concerning or relating to the Broker/Dealer and agrees that FINRA has no responsibility to disclose, or cause to be disclosed, to the Lender any information concerning or relating to the Broker/Dealer which it may have now, or at any future time have.  The Lender agrees that neither FINRA, nor any director, officer or employee of FINRA, shall be liable to the Lender with respect to this Agreement or the repayment of the loan evidenced hereby or of any interest or other compensation thereon.

14.            CEA APPLICANT OR REGISTRANT NOTIFICATION REQUIREMENTS

If the Broker/Dealer is an applicant for registration or registered under the CEA, the Broker/Dealer agrees, consistent with the requirements of Section 1.17(h) of the regulations of the CFTC (17 CFR 1.17(h)) or any successor regulation, that:

(a) whenever prior written notice by the Broker/Dealer to FINRA is required pursuant to the provisions of this Agreement, the same prior written notice shall be given by the Broker/Dealer to (i) the CFTC and/or (ii) the commodity exchange of which the Broker/Dealer is a member and which is then designated by the CFTC as the Broker/Dealer’s designated self-regulatory organization (the “DSRO”);

            (b) whenever prior written consent, permission or approval of FINRA is required pursuant to the provisions of this Agreement, the Broker/Dealer shall also obtain the prior written consent, permission or approval of the CFTC and/or of the DSRO; and

            (c) whenever the Broker/Dealer provides or receives written notice of acceleration of maturity pursuant to the provisions of this Agreement, the Broker/Dealer shall promptly give written notice thereof to the CFTC and/or to the DSRO.

15.            BROKER/DEALER AND LENDER

(a) The term “Broker/Dealer” as used in this Agreement shall include the Broker/Dealer, its heirs, executors, administrators, successors and assigns.  The provisions of this Agreement shall be binding upon such persons.

(b) The term “Lender” as used in this Agreement shall include the Lender, its heirs, executors, administrators, successors and assigns.  The provisions of this Agreement shall be binding upon such persons.

16.            EFFECT OF FINRA MEMBERSHIP TERMINATION

Upon termination of the Broker/Dealer as a member of FINRA, the references herein to FINRA shall be deemed to refer to the then designated Examining Authority.  The term “Examining Authority” shall refer to the regulatory body having responsibility for inspecting or examining the Broker/Dealer for compliance with financial responsibility requirements under Section 78iii(c) of SIPA and Section 17(d) of the Act.

17.            EFFECTIVE DATE

This Agreement shall be effective from the date on which it is approved by FINRA and executed by the parties and shall not be modified or amended without the prior written approval of FINRA.

18.            ENTIRE AGREEMENT

This instrument, together with any rider incorporated pursuant to paragraph 25 of this Agreement, embodies the entire agreement between the Broker/Dealer and the Lender.  No other evidence of such agreement has been or will be executed or effective without the prior written consent of FINRA.

19.            CANCELLATION, TRANSFER, SALE AND ENCUMBERANCE

            (a) This agreement shall not be subject to cancellation by either party.

            (b) This agreement may not be terminated, rescinded or modified if the effect thereof would be inconsistent with the requirements of the Rule or Appendix D to the Rule. Any and all amendments or modifications to this agreement require the prior written approval of FINRA.

(c) The rights and obligations under this agreement may not be transferred, sold, assigned, pledged, or otherwise encumbered or disposed of, and no lien, charge or other encumbrance may be created or permitted to be created thereon without the prior written consent of FINRA.

20.            NO RIGHT OF SET-OFF

The Lender agrees that it is not taking and will not take or assert as security for the payment of the loan any security interest in or lien upon, whether created by contract, statute or otherwise, any property of the Broker/Dealer or any property in which the Broker/Dealer may have an interest, which is or at any time may be in the possession or subject to the control of the Lender.  The Lender hereby waives, and further agrees that it will not seek to obtain payment of the loan in whole or in any part by exercising any right of set-off it may assert or possess whether created by contract, statute or otherwise. Any agreement between the Broker/Dealer and the Lender (whether in the nature of a general loan and collateral agreement, a security or pledge agreement or otherwise) shall be deemed amended hereby to the extent necessary so as not to be inconsistent with the provisions of this paragraph.

                                      21.             ARBITRATION

Any controversy arising out of or relating to this agreement shall be submitted to and settled by arbitration pursuant to the By-Laws and Rules of FINRA.  The Broker/Dealer and the Lender shall be conclusively bound by such arbitration.

22.            GOVERNING LAW

This Agreement shall be deemed to have been made under, and shall be governed by, the laws of the State of New York in all respects.

23.EXTENSION OF MATURITY [OPTIONAL]

The Scheduled Maturity Date hereof in each year, without further action by either the Lender or Broker/Dealer, shall be extended an additional year unless on or before the day seven months  (thirteen months if paragraph 24 is also an incorporated provision) preceding the Scheduled Maturity Date then in effect, the Lender shall notify the Broker/Dealer in writing, with a written copy to FINRA, that such Scheduled Maturity Date shall not be extended.

24.                                     ACCRUAL OF ELIGIBLE INTEREST [OPTIONAL]

The parties to this Agreement hereby elect to have all eligible accrued interest payable on this loan considered as additional subordinated capital for purposes of computing net capital.  By including this provision, the parties represent and agree to the following criteria for accruing such subordinated interest:

(a) this Agreement has an initial length to maturity of at least two years;

(b) the minimum monthly accrual for such interest is $1,000 ($12,000 per annum) and the monthly interest amount is clearly ascertainable (either stated as a fixed percentage or in a dollar amount) from the terms of this Agreement;

(c) such subordinated interest cannot be paid to the Lender until one year after the date the interest payment is due.  Any payment of subordinated interest after one year from when payment was due and before maturity date of this Agreement is considered a Prepayment, subject to the requirements herein above defined, including the prior approval of FINRA; and

(d) the subordination of such interest applies to all interest payments under this agreement except for those payments scheduled for the last year of this Agreement, which are specifically excluded from being added as additional subordinated capital.

25.OPTIONAL RIDER [OPTIONAL]

By incorporating this provision, the Broker/Dealer and Lender agree to include as part of this Agreement the terms and provisions contained in “Rider A” attached to this Agreement. The parties hereto may, via the annexed rider, add any mutually agreed upon term that is acceptable to FINRA and is not inconsistent with the Rule or Appendix D to the Rule.  The parties, by incorporating this provision and the terms included in the incorporated Rider A, represent to FINRA, for its reliance, that no provision of Rider A, singly or in combination with any or all of the provisions of this Agreement, is inconsistent with any provision of Appendix D to the Rule or of any other applicable provision of the SEA, the rules and regulations thereunder, or the rules of FINRA, nor do any such provisions impede the ability of the Broker/Dealer to comply therewith.

26.            REPRESENTATIONS

The parties to this Agreement, by affixing their signatures to this Agreement represent to FINRA, for its reliance, that:

(a) this Agreement is a legally valid and binding obligation on the parties; and

(b) this Agreement, as executed below, conforms in every respect to and with any draft hereof which may have been heretofore submitted to and approved by FINRA for actual execution.

27.            EXECUTION

            IN WITNESS HEREOF the parties hereto have set their hands and seals this

8th day of March 2013.

By: /s/             John Cataldo                                              By: /s/ Emil Gizzi

Name: John Cataldo                                                Name: Emil Gizzi _

Title: Chief Compliance Officer                                   Title: _Managing Director

                 (Broker/Dealer)                                                    (Lender)